EXHIBIT 99.1
SM ENERGY ANNOUNCES PARTICIPATION
IN UPCOMING INVESTOR CONFERENCES

DENVER, CO May 26, 2016 - SM Energy Company (NYSE: SM) today announces that the Company will be participating in several upcoming investor events. The Company will post an updated investor presentation on May 31, 2016, at 5:00 PM MT on the Company's website at www.sm-energy.com:

•	June 1-2, 2016 - BMO Capital Markets Global Energy Invitational. President and Chief Executive Officer Jay Ottoson will meet with investors in a 1x1 setting.

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June 7, 2016 - 2016 RBC Capital Markets Energy and Power Executive Conference. Executive Vice President and Chief Financial Officer Wade Pursell will present at 9:30 AM ET on June 7 and will also meet with investors in a 1x1 setting. This event will not be webcast.

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June 8, 2016 - BAML Energy Credit Conference. Executive Vice President and Chief Financial Officer Wade Pursell will present at 10:50 AM ET on June 8 and will meet with investors in a 1x1 setting. The presentation will be webcast, accessible from the Company’s website and available for replay through September 4, 2016.

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June 20-22, 2016 - Macquarie Oil & Gas Leaders’ Conference. Executive Vice President and Chief Financial Officer Wade Pursell will participate in the panel discussion, “Is the Role of the E&P Changing?” on June 20, and will also meet with investors in a 1x1 setting.

•	June 21, 2016 - 2016 Wells Fargo West Coast Energy Conference. President and Chief Executive Officer Jay Ottoson will meet with investors in a 1x1 setting.

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June 27-29, 2016 - J.P Morgan Inaugural Energy Equity Investor Conference 2016. President and Chief Executive Officer Jay Ottoson will present at 8:40AM ET on June 28 and will also meet with investors in a 1x1 setting. The presentation will be webcast, accessible from the Company’s website, and available for replay for a limited period.

ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm‑energy.com.
SM ENERGY CONTACTS
INVESTORS:
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

MEDIA:
Patty Errico, perrico@sm-energy.com, 303-830-5052